UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2017

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 8, 2017, Seagate Technology plc (the “Company”) committed to an additional restructuring plan (the “Plan”) to reduce its cost structure. Pursuant to the Plan, the Company intends to reduce its global headcount by approximately 500 employees. This action, which the Company expects to be substantially completed by the end of the fiscal year 2018, is expected to result in total pre-tax charges of approximately $50 million in fiscal year 2018. These charges are expected to consist of cash expenditure of approximately $25 million of employee termination costs and $10 million of other exit costs, as well as other non-cash charges related to the Plan of approximately $15 million. The savings generated from the Plan are expected to be recognized beginning in the March 2018 quarter and will represent approximately $65 million in savings on an annual run-rate basis.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our restructuring plans, cost saving projections, strategies and prospects. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negatives of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s ability to execute the Plan as currently contemplated and to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: any regulatory, legal, logistical or other impediments to the Company’s ability to execute the Plan as currently contemplated, changes to the assumptions on which the projected Plan-related charges are based; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt our operations or results in the dissemination of proprietary or confidential information; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this report is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 4, 2017, the “Risk Factors” section of which is incorporated into this report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ David H. Morton, Jr.
	Name:	David H. Morton, Jr.
	Title:	Executive Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: December 11, 2017